Exhibit 21

MAGELLAN HEALTH, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:
Magellan Pharmacy Services, Inc.	Delaware
Subsidiaries:
4-D Pharmacy Management Systems, LLC	Michigan
AdvoCare of Tennessee, Inc.	Tennessee
Magellan Method, LLC (f/k/a CDMI, LLC)	Rhode Island
Magellan Administrative Services, LLC	Delaware
Magellan Behavioral Health of New Jersey, LLC	New Jersey
Magellan Behavioral of Michigan, Inc.	Michigan
Magellan Health Services of California, Inc. – Employer Services	California
Magellan Rx Management IPA, Inc.	New York
Magellan Rx Pharmacy, LLC	Delaware
Subsidiary:
ONCORE Healthcare, LLC	Delaware
Magellan Pharmacy Solutions, Inc.	Delaware
Magellan Rx Management, LLC	Delaware
Veridicus Holdings, LLC	Utah
Subsidiaries:
VRx, LLC	Utah
VRx Pharmacy, LLC	Utah
Veridicus Consulting, LLC	Utah
Veridicus Rx, LLC	Utah
Alliance Enrollment Techology, LLC	Utah
Veridicus Acquisition, LLC	Utah

Magellan Healthcare, Inc.	Delaware
Subsidiaries:
Armed Forces Services Corporation	Virginia
Arizona Biodyne, Inc.	Arizona
Continuum Behavioral Healthcare Corporation	Delaware
Cobalt Therapeutics, LLC	Delaware
Subsidiary:
Cobalt Software, LLC	Delaware
Granite Alliance Insurance Company	Utah
MBC of America,Inc.	Delaware
Florida MHS, Inc.	Florida
Magellan Behavioral Health of Connecticut, LLC	Connecticut
Magellan Choices for Families, LLC	Nebraska
Magellan Complete Care, Inc.	Delaware
Magellan Complete Care of Louisiana, Inc.	Louisiana
Magellan Complete Care of Nebraska, Inc.	Nebraska
Magellan Complete Care of Pennsylvania, Inc.	Pennsylvania
Magellan Complete Care of Virginia, LLC (f/k/a Magellan Complete Care of Virginia, Inc.)	Virginia
Magellan Complete Care of Texas, Inc.	Texas
Magellan Healthcare Provider Group, Inc.	Maryland
Magellan Medicaid Administration, Inc.	Virginia
Subsidiaries:
FHC, Inc.	Canada
Provider Synergies, LLC	Ohio
Human Affairs International of California	California
Magellan Behavioral Health of Florida, Inc.	Florida
Magellan Behavioral Health of Nebraska, Inc.	Nebraska
Magellan Behavioral Health Systems, LLC	Utah
Magellan Health QIO, LLC	Nebraska
Magellan Health Services of Arizona, Inc.	Arizona
Subsidiaries:
Magellan Complete Care of Arizona, Inc. (f/k/a Magellan of Arizona, Inc.)	Arizona
Magellan Health Services of New Mexico, Inc.	New Mexico
Magellan CBHS Holdings, LLC	Delaware
Subsidiaries:
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania
Charter Medical of Puerto Rico, Inc.	Puerto Rico
Charter North Star Behavioral Health System, L.L.C.	Tennessee
Charter Northridge Behavioral Health System, Inc.	North Carolina
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C.	Tennessee
HealthPeaksMD, LLC (f/k/a Magnet, LLC)	Delaware
MBH of Puerto Rico, Inc.	Puerto Rico
Merit Health Insurance Company	Illinois
Magellan Life Insurance Company	Delaware
The Management Group, LLC	Wisconsin
U.S. IPA Providers, Inc.	New York

Merit Behavioral Care Corporation	Delaware
Subsidiaries:
Magellan HRSC, Inc.	Ohio
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania
Continuum Behavioral Care, LLC	Rhode Island
Magellan Providers of Texas, Inc.	Texas
MBC of North Carolina, LLC	North Carolina
Magellan Behavioral Care of Iowa, Inc.	Iowa
PPC Group, Inc.	Delaware
P.P.C., Inc.	Missouri
National Imaging Associates, Inc.	Delaware
Subsidiaries:
Accountable Cardiac Care of Mississippi, LLC	Mississippi
NIA IPA of New York, Inc.	New York
National Imaging Associates of Pennsylvania, LLC	Pennsylvania
National Imaging of CA, Inc.	California
NIA Iowa, Inc.	Iowa
NIA/Magellan Specialty Management, Inc.	Delaware
SWH Holdings, Inc.	Delaware
Subsidiaries:
Senior Health Holdings, LLC	Delaware
Subsidiaries:
Senior Health Holdings, Inc.	Delaware
Subsidiaries:
AlphaCare Holdings, Inc.	Delaware
Subsidiary:
Senior Whole Health of New York, Inc	New York
Senior Whole Health, LLC	Delaware
Senior Whole Health Management Company, Inc.	Delaware

Magellan Capital, Inc.	Delaware

Magellan Financial Capital, Inc.	Nevada